CONSENT OF INDEPENDENT ACCOUNTANTS



                  We consent to the incorporation by reference into: (A) the Registration Statements on Forms S-8 (Commission File Nos. 33-80967, 33-93884, 33-93882 and 33-86362) of Storage USA, Inc. (the "Company"); (B) the Registration Statements on Forms S-3 (Commission File Nos. 333-21991, 333-10903, 333-4556, 33-80965, 33-98142, 33-93886 and 33-91302) of the Company, of: (1) our
report dated January 29, 1997, except for Note 14, as to which the date is March 17, 1997, on our audits of the consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996 and for the period from March 24, 1994 (inception) through December 31, 1994, and the combined results of Storage USA, Inc, (the Predecessor") for the period from January 1, 1994 through March 23, 1994, which report is included in the Company's 1996 Form 10-K; and (2) our report dated January 29, 1997, on the financial statement schedule of the Company as of December 31, 1996, which report is included in the Company's 1996 Form 10-K.




                                            COOPERS & LYBRAND L.L.P.




Baltimore, Maryland
March 31, 1997